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                                                                 EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT

                AGREEMENT by and between Bank United Corp., a Delaware corporation (the "Company") and Barry C. Burkholder (the "Executive"), dated as of the ___ day of August, 1996.

                1. Certain Definitions. The "Effective Date" shall mean the first date after the date hereof on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment
(i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

                2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

                (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corpora-
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tion pursuant to a transaction which complies with clauses (i), (ii) and (iii)
of subsection (c) of this Section 2; or

                (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the
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corporation resulting from such Business Combination were members of the
Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the date hereof and ending on the third anniversary of such date (the "Employment Period"); provided, however, that commencing on the first day of the month next following the date hereof, and on the first day of each month hereafter (the most recent of such dates is hereinafter referred to as the "Renewal Date"), the Employment Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to any Renewal Date the Company or the Executive shall give notice to the other that the Employment Period shall not be so extended, provided further, however, that upon a Change of Control, if the Executive is still employed by the Company, the Employment Period shall be extended until the third anniversary of the Effective Date, or if the Employment Period has terminated prior to the Change of Control, a new three year Employment Period shall commence upon a Change of Control.

                4. Terms of Employment. (a) Position and Duties. (i) Commencing on the date hereof and for the remainder of the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Company and shall serve on the Company's Board of Directors and shall have such duties, responsibilities and authority as shall be consistent therewith; in addition the Executive shall hold such offices, directorships and other positions with the Company's direct and indirect subsidiaries to which the Executive may from time to time be elected or appointed.

                         (ii) During the Employment Period, and excluding any
periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time
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during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                (b) Compensation. (i) Base Salary. Commencing on the date hereof and during the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $375,000. The Annual Base Salary shall be paid in equal monthly installments. During the Employment Period, the Annual Base Salary shall be reviewed at least every 12 months. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                         (ii) Annual Bonus. In addition to Annual Base Salary,
the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") pursuant to the Company's annual incentive plans, pro rated in the case of a bonus for any year during which the Executive was employed for less than 12 months; provided, however, after the Effective Date, the Annual Bonus shall be at least equal to the Executive's highest bonus under the Company's annual incentive plans, or any comparable bonus under any predecessor or successor plans, for the last three full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus"). The Annual Bonus shall be based on the Executive's performance in improving the financial performance of one or more particular divisions or units of the Company or any of its
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subsidiaries or affiliates as specified by the Board. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

                         (iii) Incentive, Savings and Retirement Plans. During
the Employment Period, the Executive shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, provided, however, that after the Effective Date in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies, after taking into account the difference in age between the Executive and the peer executives.

                         (iv) Welfare Benefit Plans. During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, provided that after the Effective Date in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective
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Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

                         (v) Expenses. During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive.

                         (vi) Fringe Benefits. During the Employment Period, the
Executive shall be entitled to fringe benefits, including, without limitation, an automobile allowance of $1,000 per month payable in cash; reimbursement of dues and expenses related to the Executive's memberships in a country club and a lunch club, not to exceed $35,000 in aggregate initation fees and $15,000 in annual dues and expenses; reimbursement of fees for professional tax and financial planning advice, not to exceed $7,500 per year; and reimbursement for expenses incurred by the Executive in undergoing an annual physical examination by a licensed physician.

                         (vii) Vacation. During the Employment Period, the
Executive shall be entitled to four weeks of paid vacation during each calendar year.

                5. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                (b) Cause. The Company may terminate the Executive's
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employment during the Employment Period for Cause. For purposes of this
Agreement, "Cause" shall mean the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful failure to perform stated duties including, without limitation, the legitimate directions of the Board of Directors consistent with the Executive's position as President and Chief Executive Officer, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or willful material breach of any provision of this Agreement. Without limiting the foregoing, drunkenness or abuse of any controlled substance or excessive absenteeism not related to illness shall constitute a material breach of this Agreement. To the extent that you unintentionally violate this Agreement or written policies, standards and regulations of the Company, such violation shall not, by itself, constitute "cause" under this paragraph unless (i) it results in material harm to the Company or other member of the USAT Group; or (ii) if curable, it shall continue uncured for five business days after written notice thereof from the Company to you; or (iii) it recurs after you have received actual notice of the same or substantially similar violation; or (iv) it is part of a pattern of violations evidencing a disregard of the Executive's duties and obligations under this Agreement and as the President and Chief Executive Officer.

                Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. After the Effective Date, the cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.
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                (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                 (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                 (iii) the Company's requiring the Executive to be based at any office or location after the Effective Date other than where the Executive was located immediately prior to the Effective Date other than in connection with a change of the Company's headquarters if the Executive is relocated to such headquarters, or, after the Effective Date, the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                 (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                 (v) any failure by the Company to comply with and satisfy
        Section 11(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive after the Effective Date shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.
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                (d) Notice of Termination. Any termination by the Company for
Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                6. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the
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        aggregate of the following amounts:

                         A. the sum of (1) the Executive's Annual Base Salary
                through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the highest of (I) the Recent Annual Bonus, (II) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period, if any, and
                (III) if no Annual Bonus has yet been paid during the Employment Period, the Executive's bonus under the Company's annual incentive plans for the most recently completed fiscal year (such highest amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                         B.  the amount equal to the product of (1) three and
                (2) the sum of (x) the Executive's Annual Base Salary and
                (y) the Highest Annual Bonus; and

                         C. if the Date of Termination is on or after the
                Effective Date, an amount equal to the difference between (a) the actuarial equivalent of the benefit (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's qualified defined benefit retirement plan (the "Retirement Plan") immediately prior to the Effective
                Date) under the Retirement Plan, and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for three years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the three years is that required by
                Section 4(b)(i) and Section 4(b)(ii), and
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                (b) the actuarial equivalent of the Executive's actual benefit
                (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

                (ii) all stock options, restricted stock and other stock-based compensation shall become immediately exercisable or vested, as the case may be;

                (iii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(v) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period;

            (iv) the Company shall, at its sole expense as incurred up to a maximum of $45,000, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion; and

                (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program,
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        policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits after the Effective Date, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

                (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits after the Effective Date, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in
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effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

                (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Upon a termination of the Executive's employment for Cause by the Company or by the Executive without Good Reason, the Executive shall forfeit all stock options that are not vested on the Date of Termination.

                7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off,
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counterclaim, recoupment, defense or other claim, right or action which the
Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. After the Effective Date, the Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); provided that the Company shall have no such obligation if it is determined by a court that the Company was not in breach of the Agreement and that the Executive's claims were not made in good faith.

                9.  Effect of Certain Taxes.

                (a) For purposes of this Section 9, (i) A Payment shall mean any payment or distribution in the nature of compensation to or for the benefit of Executive, whether paid or payable pursuant to this Agreement or otherwise; (ii) Agreement Payment shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section); (iii) Net After Tax Receipt shall mean the Present Value of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under
Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the smallest aggregate amount of Agreement Payments which (a) is less than the sum of all Agreement Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate Agreement Payments were any other amount less than the sum of all Agreement Payments.

                (b)  Anything in this Agreement to the contrary notwith-
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standing, in the event Deloitte & Touche LLP (the "Accounting Firm") shall determine that receipt of all Payments would subject Executive to tax under
Section 4999 of the Code, it shall determine whether some amount of Agreement Payments would meet the definition of a "Reduced Amount." If said firm determines that there is a Reduced Amount, the aggregate Agreement Payments shall be reduced to such Reduced Amount.

                (c) If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Agreement Payments equals the Reduced amount), and shall advise the Company in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of such Agreement Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Company and Executive and shall be made within 60 days of a termination of employment of the Executive. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of Executive such Agreement Payments as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such Agreement Payments as become due to Executive under this Agreement.

                (d) While it is the intention of the Company and the Executive to reduce the amounts payable or distributable to Executive hereunder only if the aggregate Net After Tax Receipts to Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will not have been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will not have been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of Executive shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code.

                10. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                11. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:

                If to the Company:
                         Bank United Corp.

                         Suite 500
                         50 Charles Lindbergh Blvd.
                         Uniondale, NY 11553
                         (516) 745-6644

                         Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

        13. No Prohibited Payments. Notwithstanding anything in this Agreement to the contrary, the Company shall not make any payment to the Executive which, according to the opinion of the Company's outside counsel, would violate Section 2523(k) of the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990 (codified at 12 U.S.C. 1828(k)), or any rules or regulations promulgated thereunder.

                IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                                   BARRY C. BURKHOLDER





                                                   -----------------------------



                                                   BANK UNITED CORP.





                                                   By
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